INTERNET TRAFFIC AGREEMENT

         THIS AGREEMENT, is made and entered into this 7th day of January, 2000, by and between MegaMedia Networks, Inc., a Delaware corporation, its affiliates, successors and assigns, hereinafter referred to as "MegaMedia" and NextTraffic, Inc., a Delaware corporation, its affiliates, successors and assigns, hereinafter referred to as "NextTraffic."

         WHEREAS MegaMedia is a media company providing its customers with entertainment, news, marketing, and advertising services via the internet; and,

         WHEREAS, NextTraffic is an internet traffic consolidator who provides its clients with internet traffic; and,

         WHEREAS, MegaMedia desires and intends to acquire internet traffic from NextTraffic as hereinafter provided;

         NOW THEREFORE, in consideration of the foregoing, NextTraffic and MegaMedia agree as follows:

1.       RECITATIONS.  The foregoing recitations are true and correct.

2. CERTAIN DEFINITIONS. The following terms used in this Agreement, with their initial letters capitalized, unless the context requires otherwise or unless otherwise expressly provided in this Agreement,


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         have the meanings  specified  in this Section 2. The singular  includes the plural and vice versa, as the context requires. When used in this Agreement, the following terms have the meanings set forth below:

         A. "Agreement" means this written agreement between MegaMedia and NextTraffic.

         B. "Day" means a 24 hour period spanning from midnight of one day to midnight of the following day.

         C. "Host" means an entity that stores third-party Web Sites on its Internet server computers, receives or stores commands or data transmitted by Internet users, transmits Web Page data to users' Internet addresses, and performs related maintenance.

         D. "Internet" means the global computer network comprising interconnected networks using standard protocols as it exists contemporaneously with the execution of this Agreement, including but not limited to the world wide web, as well as any functionally equivalent medium, or medium competitive to the Internet that may now or hereafter exist.

         E. "Portal Page" means the first page viewed by a visitor or customer accessing the MegaMedia Web Site also known as the First Page.

         F. "Protocols" means a set of rules that regulate the way data is transmitted between computers.

         G. " Visitor" and "Traffic" mean a person who accesses the Portal Page of the MegaMedia Web Site via tracked database referral from NextTraffic.

         H. "Web Master Program" means an incentive based traffic or customer referral program.

         I. "Web Page" means each individual screen display contained in MegaMedia's Web Site.

         J. "Web Site" means all Web Pages and Domain Names associated with MegaMedia and its products or services, and which are stored on MegaMedia's Internet Server computer.

         K. "World Wide Web" or "WWW" is a subset of the Internet, and is a common system for browsing Internet Web Sites.

3. TERM. The term of this Agreement is that period of time beginning on the effective date of this Agreement and ending three calendar years thereafter.

4. OBLIGATIONS OF NEXTTRAFFIC. NextTraffic covenants and agrees with MegaMedia that it shall during the terms of this Agreement:

         A. Supply two million (2,000,000) Visitors per day to the MegaMedia Web Site Portal Page in an Even Flow. NextTraffic shall be compensated for the Visitors it supplies as provided in Paragraph 6 below. MegaMedia, in its sole and unfettered discretion, shall without liability to NextTraffic, have the unrestricted right to lessen, diminish or terminate the purchase of Visitors from NextTraffic at any time and for any reason upon the giving of thirty (30) days written notice of same to NextTraffic.

         B.       Upon request, NextTraffic will provide MegaMedia with all


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                  documentary support evidencing NextTraffic's ability to
                  perform the above services.

5. TRAFFIC VERIFICATION. Visitors provided by NextTraffic to MegaMedia shall be verified through independent Nielson I/PRO AUDIT reporting.

         A. Monthly Reports. MegaMedia shall issue a monthly report to NextTraffic indicating the total number of Visitors that have been provided by NextTraffic to the MegaMedia Portal Page per Day.

         B. Server Logs. NextTraffic shall also have the right to review the raw data contained in MegaMedia's server logs for an immediately preceding three (3) month period.

6. CONSIDERATION TO NextTraffic. In consideration for the above referenced services to be rendered and provided by NextTraffic to MegaMedia, MegaMedia agrees to:

         A. Pay as a Fee for the Traffic supplied by NextTraffic pursuant to this Agreement, and subject to adjustment for sales that are subsequently not paid to MegaMedia for any reason, on a monthly basis, a sum equal to twenty five percent (25%) of all purchases of MegaMedia services made by Visitors that are supplied to MegaMedia by NextTraffic. MegaMedia shall pay the above Traffic Fee to NextTraffic on Recurring Revenue (recurring charges billed on a monthly basis) received by MegaMedia arising out of purchases of MegaMedia services made by Visitors that were supplied to MegaMedia by NextTraffic. MegaMedia's obligation to pay the above Traffic Fee to NextTraffic for each month for which Recurring Revenue payment is received, shall be limited to a maximum of two (2) additional months after the original sale; or $0.05 per Visitor, whichever is greater.

7. REPRESENTATIONS AND WARRANTIES OF NEXTTRAFFIC. NextTraffic warrants and represents to MegaMedia that:

         A. NextTraffic acknowledges that it has been advised to consult with legal counsel of its choosing and acknowledges that MegaMedia is represented by legal counsel and that this Agreement and all other documents related to MegaMedia that have been presented to it have been prepared solely for the benefit of MegaMedia by its counsel, who does not and cannot represent NextTraffic or its interests in this transaction.

         B. No third party has or will have any claim, right, title, lien, security interest or other interest in or to any of the Goods or Services to be provided by NextTraffic to MegaMedia pursuant to this Agreement.

         C. NextTraffic has all necessary legal capacity, right, power and authority to enter into, execute, deliver, perform and be bound by this Agreement, free of any liens, security interests, encumbrances, claims or interests of any third party, and to perform all NextTraffic's obligations under this Agreement.

         D. NextTraffic's execution and delivery of this Agreement and the performance by NextTraffic of NextTraffic's obligations under this Agreement do not breach, and will not result in a breach or violation of, any agreement, lien, security interest or other understanding or obligation to which NextTraffic is a party or by which NextTraffic is bound.

         E. There is no demand, claim, suit, action, arbitration or other proceeding pending or threatened (or for which any basis


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                  exists)  that in any way  questions or  jeopardizes  (or could question or jeopardize) the ability of NextTraffic to enter into this Agreement or to perform any of NextTraffic's obligations hereunder.

8. REPRESENTATIONS AND WARRANTIES OF MEGAMEDIA. MegaMedia represents, warrants, and agrees as follows:

         A. No third party has or will have any claim, right, title, lien, security interest or other interest in or to any of the shares of common stock to be provided by MegaMedia to NextTraffic pursuant to this Agreement.

         B. MegaMedia has all necessary legal capacity, right, power and authority to enter into, execute, deliver, perform and be bound by this Agreement, free of any liens, security interests, encumbrances, claims or interests of any third party, and to perform all MegaMedia's obligations under this Agreement.

         C. MegaMedia's execution and delivery of this Agreement and the performance by MegaMedia of MegaMedia's obligations under this Agreement do not breach, and will not result in a breach or violation of, any agreement, lien, security interest or other understanding or obligation to which MegaMedia is a party or by which MegaMedia is bound.

         D. There is no demand, claim, suit, action, arbitration or other proceeding pending or threatened (or for which any basis exists) that in any way questions or jeopardizes (or could question or jeopardize) the ability of MegaMedia to enter into this Agreement or to perform any of MegaMedia's obligations hereunder.

9.       INDEMNITY.

         A. NextTraffic shall indemnify, defend and hold harmless MegaMedia and its officers, directors, employees and agents (separately and collectively provided to as the "Indemnitees"), against and in respect of:

                  i. All liabilities and other obligations of NextTraffic of any nature, whether accrued, absolute, contingent, or otherwise, arising out of acts or omissions of NextTraffic or its agents, employees, directors, officers, representatives, shareholders, members or contractors, in its performance of this Agreement.

                  ii. Any and all liabilities, whether under the Securities Act of 1933, as amended, the securities act of any state, or any other statute or common law or otherwise, arising out of the sale or disposition by NextTraffic of any of such securities in a manner contrary to the representations set forth herein.

                  iii. Any claim, suit, obligation, liability, loss, damage, injury or expense, arising out of, connected with, related to, or resulting from any breach of any covenant, representation, warranty or agreement made by NextTraffic in this Agreement.

                  iv. All actions, suits, proceedings, demands, assessments, judgment, costs and expenses incident to any of the foregoing to include, without limitation,


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                           attorney's fees and costs for all proceedings, trials
                           and appeals, whether incurred before, during or after trial or appeal.

                  v. NextTraffic shall reimburse MegaMedia on demand for any payment made by it at any time in respect of any liability, obligation or claim to which the foregoing indemnity relates. Should any claim covered by the foregoing indemnity be asserted against MegaMedia, MegaMedia shall notify NextTraffic promptly and give it an opportunity to defend the same, and MegaMedia shall extend reasonable cooperation to NextTraffic in connection with such defense. In the event that NextTraffic fails to defend the same within a reasonable time, MegaMedia shall be entitled to assume the defense thereof, and NextTraffic shall be liable to repay MegaMedia for all its expenses reasonably incurred in connection with the defense (including reasonable attorneys' fees and settlement payments).

                  vi. In the event NextTraffic does not reimburse MegaMedia as set forth above, then MegaMedia shall have a right to set off the amount of such liability, obligation or claim, including MegaMedia's other expenses as set forth above, against monies or MegaMedia shares due NextTraffic by virtue of this or any other Agreement between MegaMedia and NextTraffic, such amounts being applied first to the next payment due and to each payment due thereafter until such amount is repaid to MegaMedia in full.

         B. MegaMedia shall indemnify, defend and hold harmless NextTraffic and its officers, directors, employees and agents (separately and collectively provided to as the "Indemnitees"), against and in respect of:

                  i. All liabilities and other obligations of MegaMedia of any nature, whether accrued, absolute, contingent, or otherwise, arising out of acts or omissions of MegaMedia or its agents, employees, directors, officers, representatives, shareholders, members or contractors, in its performance of this Agreement.

                  ii. Any and all liabilities, whether under the Securities Act of 1933, as amended, the securities act of any state, or any other statute or common law or otherwise, arising out of the sale to NextTraffic by MegaMedia of any of such securities in a manner contrary to the representations set forth herein.

                  iii. Any claim, suit, obligation, liability, loss, damage, injury or expense, arising out of, connected with, related to, or resulting from any breach of any covenant, representation, warranty or agreement made by MegaMedia in this Agreement.

                  iv. All actions, suits, proceedings, demands, assessments, judgment, costs and expenses incident to any of the foregoing to include, without limitation, attorney's fees and costs for all proceedings, trials and appeals, whether incurred before, during or after trial or appeal.

                  v. MegaMedia shall reimburse NextTraffic on demand for any payment made by it at any time in respect of any liability, obligation or claim to which the foregoing indemnity relates. Should any claim covered by the foregoing indemnity be asserted against NextTraffic, NextTraffic shall notify MegaMedia promptly and give it an opportunity to defend the same, and NextTraffic shall extend reasonable cooperation to MegaMedia in connection with such defense. In the event that MegaMedia fails to defend the same within a reasonable time, NextTraffic shall be entitled to assume the defense thereof, and MegaMedia shall be liable to repay NextTraffic for all its expenses reasonably incurred in connection with the defense (including reasonable attorneys' fees and settlement payments).

                  vi. In the event MegaMedia does not reimburse NextTraffic as set forth above, then NextTraffic shall have a right to set off the amount of such liability, obligation or claim, including NextTraffic's other expenses as set forth above, against monies due MegaMedia by virtue of this or any other Agreement between NextTraffic and MegaMedia, such amounts being applied first to the next payment due and to each payment due thereafter until such amount is repaid to NextTraffic in full.

10.      MISCELLANEOUS.

         A. Complete Agreement. These Agreement constitutes the complete and exclusive statement of agreement among the parties with respect to the subject matter described. This Agreement replaces and supersedes all prior agreements, as to the subject matter of this Agreement, by and among the parties or any of them and no representation, statement, or condition or warranty not contained in this Agreement is binding on any party hereto or has any force or effect whatsoever.

         B. Venue and Governing Law. This Agreement and the rights of the parties hereunder are governed by, interpreted, and enforced in accordance with the laws of the State of Florida and the parties agree that venue for any action arising out of this agreement or the subject matter of this agreement, is restricted to Orange County Circuit, Florida, or the U.S. District Court for the Middle District of Florida, Orlando Division.

         C. Terms. Common nouns and pronouns refer to the singular and plural, identity of the person or persons, firm or corporation as the context requires. Any reference to the Code, Regulations or other statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned.

         D. Headings. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

         E. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under the present or future laws effective during the term of this Agreement, such provision is fully severable; this Agreement is to be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision; there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

         F. Multiple Counterparts. This Agreement may be executed in several counterparts, each of which is deemed an original but all of which constitute one and the same instrument. However, in making proof only one copy signed by the party to be charged is required.

         G. Additional Documents and Acts. Each party agrees to execute and deliver additional documents and instruments and to perform all additional acts necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

         H. No Third Party Beneficiary. This Agreement is made solely and specifically among and for the benefit of the parties hereto, and their respective successors and assigns subject to the express provisions hereof relating to successors and assigns, and no other person has or will have any rights, interest, or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

         I. Amendments. All amendments to this Agreement must be in writing and signed by all the parties.

         J. Notices. Any notice to be given or to be served on any party hereto in connection with this Agreement must be in writing and is deemed to have been given and received when deposited in the U.S. mail, addressed specified by the party to receive the notice.

                  As to MegaMedia:          57 West Pine Street, 3rd Floor
                                            Orlando, Florida 32081
                                            Attention: Legal Department


                  As to NextTraffic:



                  Any party may at any time, designate any other address in substitution of the foregoing address to which such notice will be given by giving written notice to the other party at least (15) days prior to the date of delivery of the notice.

         K. Reliance on Authority of Person Signing Regulations. In the event that a party is not a natural person, no other party will (a) be required to determine the authority of the individual signing this Agreement to make any commitment or undertaking on behalf of such Entity or to determine any fact or circumstance bearing on the existence of the authority of such individual or (b) be required to see to the application or distribution of proceeds paid or credited to individuals signing this Agreement on behalf of such Entity.

         L. Attorney's Fees. In the event it shall be necessary for any party to seek court intervention in order to enforce or defend its rights hereunder, the prevailing party in any such action shall recover from the non-prevailing, party or parties, all reasonable attorneys' fees, costs and expenses incurred therein.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement, to be effective as of the date last signed by all parties hereto.

/s/ William A. Mobley, Jr.                  1/7/2000
------------------------------------        --------
MegaMedia Networks, Inc.                        Date
By William A. Mobley, Jr., President

/s/ Harry Timmons                           1/7/2000
------------------------------------        --------
NextTraffic, Inc.                               Date
By Harry Timmons, President

                             ADDENDUM TO AGREEMENT

May 1, 2000

     It is agreed by NextTraffic and MegaMedia Networks, Inc. to modify the agreement entered on January 7, 2000 to change the compensation paid to NextTraffic by MegaMedia. It shall be modified as follows: On page (2) of (5), item (6a) it states that MegaMedia shall pay twenty-five percent to NextTraffic on all purchases of MegaMedia services made by visitors that are supplied to MegaMedia by NextTraffic or $0.05 per visitor whichever is greater. It is agreed that MegaMedia shall only pay NextTraffic on a performance fee service of twenty-five percent of all purchases of MegaMedia subscription sales derived by visitors supplied to MegaMedia by NextTraffic. MegaMedia shall no longer pay $0.05 per visitor as originally agreed.

     IN WITNES WHEREOF, the undersigned have agreed to the modification of the original agreement entered on January 7, 2000 by MegaMedia Networks, Inc. and NextTraffic, Inc., to be effective as of the last signed by all parties hereto.

/S/ WILLIAM A. MOBLEY, JR                               5/1/00
-------------------------                               -------
MegaMedia Networks, Inc.                                Date
By William A. Mobley, Jr., President


/S/ HARRY TIMMONS                                       May 1, 2000
-----------------                                       -----------
NextTraffic, Inc.                                       Date
By Harry Timmons, President